                                                                   EXHIBIT 10.10

                            Confidential Treatment

                         SUPPLY AND SERVICES AGREEMENT

     This Supply and Services Agreement (the "Agreement") is made as of November 1, 1995 (the "Effective Date"), by and between Terrapin Technologies,
- ----------
Inc., a Delaware corporation ("Terrapin") and Cubist Pharmaceuticals, Inc., a Delaware corporation ("Cubist").

                                   RECITALS

     WHEREAS, Terrapin possesses a library of compounds and is able to determine the affinity of each compound versus Terrapin's reference proteins employed in Terrapin's proprietary TRAP(TM) technology (the "Terrapin Technology"); and

     WHEREAS, Terrapin desires to apply the Terrapin Technology to Terrapin's library of compounds (the "Terrapin Library") in order to identify and provide Cubist with those compounds which are most likely to be active in Cubist's proprietary aminoacyl tRNA synthetase ("Synthetase") assays (the "Synthetase Assays," as more fully described below and in Exhibit A attached hereto); and

     WHEREAS, Cubist desires to compensate Terrapin for any compounds and chemical structures provided to Cubist by paying Terrapin a flat fee and to compensate Terrapin for any compounds and chemical structures selected by Cubist for derivatization, development or commercialization by paying Terrapin additional amounts based on how active such compounds are in the Synthetase Assays, on the achievement of certain milestones and on commercial sales;

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants set forth below, the parties hereby agree as follows:

                                   ARTICLE 1

                 SELECTION AND PROVISION OF SUPPLIED COMPOUNDS

     1.1 INITIAL COMPOUNDS. Terrapin promptly shall select approximately 75 compounds (the "Initial Compounds") from the Terrapin Library. The Initial Compounds will exhibit the maximum degree of chemical diversity from among the Terrapin Library, based on the

Terrapin Technology. Terrapin promptly shall ship the Initial Compounds to Cubist in approximately 500 microgram lots.

     1.2 SCREENING FOR AND REPORTING OF INITIAL COMPOUND PRIMARY SYNTHETASE ASSAY ACTIVITY. Within 45 days of receipt of the Initial Compounds, Cubist shall (i) screen each such compound in its bacterial aminoacyl tRNA synthetase inhibition assays (collectively, the "Primary Bacterial Synthetase Assay"); (ii) notify Terrapin of the IC50 in the Primary Bacterial Synthetase Assay (the "Primary Bacterial Synthetase Assay Activity") for each Initial Compound; within 90 days of receipt of the Initial Compounds, Cubist shall (iii) screen each such compound in its fungal aminoacyl tRNA synthetase inhibition assays (collectively, the "Primary Fungal Synthetase Assay"); and (iv) notify Terrapin of the IC50 in the Primary Fungal Synthetase Assay (the "Primary Fungal Synthetase Assay Activity") for each Initial Compound.

     1.3 FIRST ADDITIONAL COMPOUNDS. Upon receipt of the notification of the Initial Compound Primary Bacterial and Fungal Synthetase Assays Activity, Terrapin promptly shall select approximately 50 compounds (the "First Additional Compounds") from the Terrapin Library. The First Additional Compounds shall be those compounds which Terrapin believes, in its sole discretion, exhibit the greatest likelihood of Primary Bacterial or Fungal Synthetase Assay Activity, based upon the Terrapin Technology and the Initial Compound Primary Bacterial and Fungal Synthetase Assays Activity. Terrapin promptly shall ship the First Additional Compounds to Cubist in approximately 500 microgram lots.

     1.4 SCREENING FOR AND REPORTING OF FIRST ADDITIONAL COMPOUND PRIMARY SYNTHETASE ASSAY ACTIVITY. Within ******* of receipt of the First Additional Compounds, Cubist shall (i) screen each such compound in the Primary Bacterial and Fungal Synthetase Assays, and (ii) notify Terrapin of the Primary Bacterial and Fungal Synthetase Assay Activity for each such compound.

     1.5 SECOND ADDITIONAL COMPOUNDS. Upon receipt of the notification of the First Additional Compound Primary Bacterial and Fungal Synthetase Assay Activity, Terrapin promptly shall select approximately 50 compounds (the "Second Additional Compounds") from the Terrapin Library. The Second Additional Compounds shall be those compounds which Terrapin believes, in its sole discretion, exhibit the greatest likelihood of Primary Bacterial or Fungal Synthetase Assay Activity, based upon the Terrapin Technology and the Primary Bacterial and Fungal Synthetase Assay Activity of the Initial Compounds and the First





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Additional Compounds. Terrapin promptly shall ship the Second Additional
Compounds to Cubist in approximately 500 microgram lots.

     1.6 SCREENING FOR AND REPORTING OF SECOND ADDITIONAL COMPOUND ACTIVITY IN PRIMARY SYNTHETASE ASSAY. Within 45 days of receipt of the Second Additional Compounds, Cubist shall (i) screen each such compound in the Primary Bacterial and Fungal Synthetase Assays, and (ii) notify Terrapin of the Primary Bacterial and Fungal Synthetase Assay Activity for each such compound.

     1.7 SUBSEQUENT IDENTIFICATION OF COMPOUNDS. If, at any time after the provision to Cubist of the Second Additional Compounds and prior to the expiration or earlier termination of this Agreement pursuant to Article 7 hereunder, Terrapin acquires compounds (the "Subsequent Compounds") which it believes, in its sole discretion, exhibit a significant likelihood of Primary Bacterial and Fungal Synthetase Assay Activity, Terrapin may ship such compounds to Cubist in approximately 500 microgram lots, subject to any contrary obligations to third parties or to restrictions imposed by law. The Subsequent Compounds, together with the Initial Compounds, the First Additional Compounds and the Second Additional Compounds, collectively shall be known as the "Supplied Compounds."

     1.8 SCREENING FOR AND REPORTING OF COMPOUND ACTIVITY IN SECONDARY BACTERIAL SYNTHETASE ASSAY. Within 30 days after Cubist provides the notification to Terrapin required by Section 1.6 (ii) and within 30 days after receipt of any Subsequent Compound, Cubist shall (i) screen in secondary bacterial aminoacyl tRNA synthetase assays (the "Secondary Bacterial Synthetase Assay") Initial Compounds, First Additional Compounds, and Second Additional Compounds whose Primary Bacterial Synthetase Assay Activity was 10 micromolar or lower, as well as any other Supplied Compounds, including but not limited to Subsequent Compounds, which, in the sole judgment of Cubist, show promise as anti-infective agents against the target pathogens specified in Exhibit A, and
(ii) notify Terrapin of the IC50 for each such compound screened in the Secondary Bacterial Synthetase Assays (the "Secondary Bacterial Synthetase Assay Activity").

     1.9 SCREENING FOR AND REPORTING OF COMPOUND ACTIVITY IN TERTIARY SYNTHETASE SELECTIVITY ASSAY. Within 30 days after Cubist provides the notification to Terrapin required by Section 1.6(ii) and Section 1.8(ii) and within 45 days after receipt of any Subsequent Compounds, Cubist shall (i) screen in tertiary human aminoacyl tRNA synthetase assays

(the "Tertiary Synthetase Selectivity Assay") Initial Compounds, First Additional Compounds, and Second Additional Compounds whose Primary Bacterial and Fungal Synthetase Assay Activity was 10 micromolar or lower, as well as any other Supplied Compounds, including but not limited to Subsequent Compounds, which in the sole discretion of Cubist, show promise as antiinfective agents against the target pathogens specified in Exhibit A, and (ii) notify Terrapin of the IC50 for each such compound screened in the Tertiary Synthetase Selectivity Assay (the "Tertiary Synthetase Selectivity Assay Activity").

     1.10 APPLICATION OF TERRAPIN TECHNOLOGY TO COMPOUNDS OWNED BY CUBIST. At any time during the term of this Agreement, Cubist may send Terrapin up to 1,000 compounds owned by Cubist in approximately 2.5 mg lots, distinct from the Terrapin Supplied Compounds. Terrapin may apply the Terrapin Technology to such compounds to assist Terrapin in making its determinations pursuant to Sections 1.1, 1.3, 1.5, and 1.7 hereof. Within 90 days of receipt of compounds pursuant to this Section 1.10, Terrapin shall return or destroy such compounds, as directed in writing by Cubist. Terrapin shall not attempt to ascertain, by any means, the chemical structure or any other information concerning any compound supplied by Cubist under this Section 1.10, an undertaking that shall survive for a period of 5 years following the expiration or earlier termination of this Agreement.

     1.11 INITIAL PAYMENT. Cubist shall pay Terrapin ************************* in partial consideration of Terrapin's entering into this Agreement. This amount shall not be subject to withholding tax or any other setoffs. Such payment shall be due within 30 days of the Effective Date.


                                   ARTICLE 2

                            SHIPMENT OF COMPOUNDS

     2.1 All deliveries pursuant to this Agreement shall be prepaid by the shipper.







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

                                   ARTICLE 3

             PROVISION OF CHEMICAL STRUCTURE OF ACTIVE COMPOUNDS;
                PAYMENT FOR ACTIVE COMPOUNDS SELECTED BY CUBIST


     3.1 CATEGORIZATION OF ACTIVE COMPOUNDS. Each Supplied Compound which is screened by Cubist pursuant to subsections 1.2(i) and 1.2(iii) and exhibits Primary Bacterial or Fungal Synthetase Activity of 10 micromolar or less shall be known collectively as "Micromolar Compounds"; each Supplied Compound which is screened by Cubist pursuant to subsection 1.8(i) and exhibits Secondary Bacterial Synthetase Activity of 999 nanomolar or less for at least four (4) bacterial pathogen synthetases shall be known as "Broad Spectrum Compounds", and each Supplied Compound screened by Cubist pursuant to subsection 1.9(i) which exhibits Primary Bacterial or Fungal Synthetase Activity of 999 nanomolar or less and is at least 100-fold less potent in the Tertiary Synthetase Selectivity Assay shall be known as "Selective Compounds". The Micromolar Compounds, the Broad Spectrum Compounds, and the Selective Compounds shall be collectively known as "Active Compounds".

     3.2 LIST OF ACTIVE COMPOUNDS. Simultaneously with delivery of the notification required by subsection 1.8 (ii), Cubist shall provide Terrapin with a list (the "List of Active Compounds") of all Supplied Compounds received to date and not set forth in any prior List of Active Compounds, which list shall divide such compounds into four (4) categories: (i) Micromolar Compounds; (ii) Broad Spectrum Compounds; (iii) Selective Compounds; and (iv) all other Supplied Compounds.

     3.3 STRUCTURE OF ACTIVE COMPOUNDS. Within 30 days of receipt of the List Of Active Compounds, Terrapin shall provide Cubist with the chemical structure of each Active Compound on such list.

     3.4 COVENANT NOT TO REVERSE ENGINEER. Cubist will not attempt to ascertain, by any means, the chemical structure or any other information concerning any Supplied Compound unless and until Terrapin has provided the chemical structure of such Supplied Compound to Cubist pursuant to Section 3.3. Notwithstanding the foregoing, Cubist may run the Primary and Secondary Synthetase Assays on the Supplied Compounds. The above covenant shall survive for a period of 5 years following the expiration or earlier termination of this Agreement.

     3.5 PAYMENT FOR ACTIVE COMPOUNDS SELECTED BY CUBIST. Within 30 days of receipt of the chemical structures pursuant to Section 3.3 (the "Initial Selection Period"), Cubist shall pay Terrapin in accordance with the following schedule for Active Compounds which Cubist, at such time and in its sole discretion, selects for Derivatization, as herinafter defined, for development or for commercialization:

          (a)  Micromolar Compounds. Cubist shall pay Terrapin
******************** in respect of the first selected Micromolar Compound and ********************************* in respect of each additional selected Micromolar Compound; and

          (b) Broad Spectrum Compounds. Cubist shall pay Terrapin ******************** in respect of each selected Broad Spectrum Compound; and

          (c)  Selective Compounds. Cubist shall pay Terrapin
*********************** in respect of each selected Selective Compound.

Cubist shall pay Terrapin only one amount in respect of each Active Compound, such amount being equal to the greatest amount payable pursuant to subsection
(a), (b), or (c) of this Section 3.5. No amounts payable pursuant to this
Section 3.5 shall be subject to withholding tax or any other setoffs. If, at any time prior to expiration or termination of this Agreement and after the Initial Selection Period, Cubist should, in its sole discretion, select for Derivatization, development or commercialization any Active Compound, it shall, within 30 days of such selection, pay Terrapin such amounts as would be due Terrapin if such selection were made during the Initial Selection Period. It is understood that Cubist shall not be required to select for Derivatization, development or commercialization any of the Active Compounds, the decision as to selection being committed to Cubist's sole discretion. Notwithstanding any other provision of this Section 3.5, if Cubist does select at least one Active Compound for Derivatization, development or commercialization, Cubist's total payments to Terrapin under this Section shall not be less than *********************. "Derivatization" shall mean the development or commercialization of a Derivative, as such term is defined in Section 4.2 below.







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

                                   ARTICLE 4

                OWNERSHIP OF PROPERTY; ROYALTIES AND MILESTONES

     4.1  SYNTHETASE RIGHTS TO SELECTED COMPOUNDS. Subject to the limitation of
Section 6.1, upon selection by Cubist of any Active Compound for Derivatization, development or commercialization (and payment to Terrapin of the appropriate amount under Section 3.5), as between Cubist and Terrapin, Cubist shall be deemed to have all right, title and interest to that compound and Derivatives thereof (and related intellectual property), but solely for the purpose of developing and commercializing the compound(s) and Derivatives as anti-infective agents. (See Section 4.2 for definition of Derivative). Notwithstanding the foregoing, Terrapin shall retain all rights to its intellectual property for purposes other than the Derivatization, development or commercialization of Active Compounds as anti-infective agents.

     4.2 ROYALTIES AND OTHER CONSIDERATION TO TERRAPIN. In the event that Cubist shall sell commercially as an anti-infective agent any Active Compound (or Derivative of an Active Compound), Cubist shall pay Terrapin a ******** of Cubist's worldwide Net Sales of such compound (gross sales, less discounts, allowances, rebates, etc. actually granted). Cubist shall have the right to license any such compound to one or more third parties, in which case Terrapin shall receive a ****************** Such royalty payments to Terrapin will be made within twenty-one days of the close of each quarter, or in the case of Terrapin's share of royalties received by Cubist from Cubist's licensee(s), within ten days after Cubist's receipt of such royalties, whichever is later. Terrapin shall also receive ************ of any Performance Payment and Contract Signature Payments that Cubist receives from its licensee(s), said payments by Cubist to be made within ten days after Cubist receives such payment from its licensee(s). As used herin, "Contract Signature Payment" means license fees and similar up-front payments and Technology Premium Equity Payments, but does not include reimbursement of research and development costs. Technology Premium Equity Payments means *************************.






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

***************************************** As used herein, "Performance Payments"
means a payment made by Cubist's licensee(s) to Cubist for fulfillment of a designated developmental or regulatory milestone. As used herein, "Derivative" means any compound which, but for an Active Compound or information contained in an Active Compound, would not have been identified, discovered, synthetized or developed by Cubist, sublicensees or agent, at the time such compound actually was identified, synthesized or developed by Cubist, sublicensees or agent.

     4.3 REPORTS TO TERRAPIN. If Cubist selects an Active Compound for further Derivatization, development or commercialization, it shall provide Terrapin with developmental progress reports on a semiannual basis in July and January of each calendar year. In addition, any royalty or share of Performance Payments or Contract Signature Payments that is made to Terrapin under Section 4.2 shall be accompanied by a report in sufficient detail to permit Terrapin to ascertain the basis for such payment. Cubist shall permit Terrapin or its authorized accounting representative to audit Cubist's relevant records once annually to permit Terrapin to verify that the required payments have been made to Terrapin under this Agreement.

     4.4 EXCLUSIVITY. Without limitation as to the provisions of Section 6.1, below, during the term of this Agreement, Terrapin will not knowingly provide any compounds from the Terrapin Library or any information derived from such compounds, including, but not limited to, the chemical structure of such compounds, to third parties for use in the discovery and development of products for the treatment of infectious diseases based on the Synthetase Assays, except insofar as such Synthetase Assays become generally available to the public. No compound selected by Cubist for further Derivatization, development and commercialization pursuant to Section 3.5 shall be knowlingly supplied by Terrapin to a third party for use as an anti-infective agent at any time during the term of this Agreement or for 5 years following its expiration or earlier termination.

     4.5 CUBIST TO HAVE EXCLUSIVE CONTROL OVER DEVELOPMENT AND COMMERCIALIZATION. It is understood that Cubist shall have complete control over the development and commercialization of any Active Compound that it selects from the Supplied Compounds (and the Derivatives), including but not limited to decisions concerning the allocation of resources to such project and whether or not to continue with or cease the development or commercialization of any such compound or Derivative; provided, however, if Cubist ceases the development or commercialization of such compound or Derivative it shall promptly notify







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

Terrapin of such cessation and the last sentence of Section 4.4 shall not be applicable to such compound.

                                   ARTICLE 5

                           CONFIDENTIAL INFORMATION

     5.1 NONDISCLOSURE OBLIGATIONS. Anything in this Agreement to the contrary notwithstanding but subject to the provisions of Section 4.1, for 5 years following the expiration or termination of this Agreement any and all knowledge, know-how, screening results, compound structures, practices, processes or other information received by one party to this Agreement (the "Receiving Party") from the other party to this Agreement (the "Disclosing Party") pursuant to Article 1 or Article 3 hereof (hereinafter referred to as "Confidential Information") shall be received and maintained by the Receiving Party in strict confidence and shall not be disclosed to any third party. For purposes of the preceding sentence, information derived by Terrapin from the compounds sent to Terrapin pursuant to Section 1.10 hereof shall be deemed to be Confidential Information received by Terrapin. Furthermore, for 5 years following the expiration or termination of this Agreement the Receiving Party shall not use said Confidential Information for any purpose other than those purposes specified in this Agreement. The Receiving Party may disclose Confidential Information to employees requiring access thereto for the purposes of this Agreement; provided, however, that prior to making any such disclosures, each such employee shall be apprised of the duty and obligation to maintain Confidential Information in confidence and not to use such information for any purpose other than in accordance with the terms and conditions of this Agreement. The Receiving Party agrees to take all steps necessary to ensure that the Confidential Information received will be maintained in confidence including such steps as it takes to prevent the disclosure of its own proprietary and confidential information of like character. Each party agrees that this Agreement shall be binding upon its affiliates, and upon the employees and associates of such party and its affiliates. Each party will take all steps necessary to ensure that its affiliates, employees and associates will comply with the terms and conditions of this Agreement.

     5.2 EXCEPTIONS. The nondisclosure and non-use obligations of Section 5.1 hereof shall not apply to Confidential Information which the Receiving Party can establish by competent written proof:

          (a)  at the time of disclosure is in the public domain;

          (b) after disclosure, becomes part of the public domain by publication or otherwise, except by (i) breach of this Agreement by the Receiving Party or (ii) disclosure by any person or affiliate company to whom Confidential Information was disclosed under Section 5.1 hereof;

          (c) was in the Receiving Party's possession at the time of disclosure by the Disclosing Party;

          (d) is received by the Receiving Party from a third party who has the lawful right to disclose the Confidential Information and who shall not have obtained the Confidential Information either directly or indirectly from the Disclosing Party; or

          (e)  is disclosed as required by law or regulation.

     In the event that Confidential Information is required to be disclosed pursuant to subsection (e), the Receiving Party shall notify the Disclosing Party to allow the Disclosing Party to assert whatever exclusions or exemptions may be available to it under such law or regulation.

                                   ARTICLE 6

                           DISCLAIMER OF WARRANTIES

     6.1 THE SUPPLIED COMPOUNDS AND THE CHEMICAL STRUCTURES OF ACTIVE COMPOUNDS ARE BEING SUPPLIED TO CUBIST WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THEY ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE. TERRAPIN MAKES NO REPRESENTATIONS THAT THE USE OF THE SUPPLIED COMPOUNDS OR THE CHEMICAL STRUCTURES OF ACTIVE COMPOUNDS AND POTENTIALLY ACTIVE COMPOUNDS WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTIES.

                                   ARTICLE 7

                               TERM; TERMINATION

     7.1 TERM. This Agreement shall become effective as of the date first herein above written and unless earlier terminated as hereinafter provided, shall continue in force for a period of *************** after the same, provided, however, that the provisions of Sections 1.10, 3.4, 4.2, 4.3 and 4.4 and Article 5 hereof shall remain in effect as provided for therin. This Agreement may be extended from time to time by mutual agreement of the parties hereto.

     7.2 TERMINATION FOR DEFAULT. In the event that either party to this Agreement shall be in default of any of its material obligation hereunder and shall fail to remedy such default within thirty (30) days after receipt of written notice thereof, the party not in default shall have the option of terminating this Agreement by giving written notice thereof, notwithstanding anything to the contrary contained in this Agreement.

     7.3 EARLY TERMINATION. If Cubist makes no selection of Supplied Compounds for Derivatization, development or commercialization following completion of the program described in Article 1, either party may at any time thereafter terminate this Agreement upon thirty (30) days written notice for any reason.

     7.4 EFFECT OF TERMINATION. Termination of this Agreement shall not affect the rights and obligations of the parties which accrued prior to the effective date of termination, including, but not limited to, any amounts due and owing under Sections 3.5 and 4.2 of this Agreement.

                                   ARTICLE 8

                                MISCELLANEOUS

     8.1 USE LIMITATION. The parties acknowledge and agree that the Supplied Compounds may have biological and/or chemical properties that are unpredictable and unknown at the time of transfer to Cubist, that they are to be used with caution and prudence, and are not to be used for testing in or treatment of humans.

     8.2 INDEPENDENT CONTRACTORS. The parties shall perform their obligations under this Agreement as independent contractors and nothing






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

contained in this Agreement shall be construed to be inconsistent with such relationship status. This Agreement shall not constitute, create or in any way be interpreted as a joint venture or partnership of any kind.

     8.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto and supersedes and terminates all prior agreements and understanding between the parties hereto, and there are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties hereto other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties hereto.

     8.4 HEADINGS. The headings used in this Agreement are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     8.5 FORCE MAJEURE. Any delays in performance by any party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including by not limited to, acts or God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

     8.6 SEVERABILITY. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this agreement shall be deemed valid and enforceable to the full extent.

     8.7 WAIVER. None of the terms, covenants, and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

     8.8 APPLICABLE LAW. This Agreement shall be governed by the laws of the state of California without regard to choice of law provisions.

     IN WITNESS WHEREOF, the parties have by duly authorized persons, executed this Agreement, as of the date first above written.


Cubist Pharmaceuticals, Inc.                 Terrapin Technologies, Inc.



By: /s/ S.M. Rocklage                        By: /s/ Clifford Arent
   --------------------------                   ----------------------------


Title: PRESIDENT & CEO                       Title: PRESIDENT & CEO
       ----------------------                       ------------------------